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                                                                    Exhibit 5.1


                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110

                                 April 15, 1999

Safelite Glass Corp.
1105 Schrock Road
Columbus, OH  43229

Ladies and Gentlemen:

     We have acted as counsel to Safelite Glass Corp., a Delaware corporation (the "Company"), in connection with the offer to exchange under the Securities Act of 1933, as amended, $1,000 in principal amount of 9 7/8% Series D Senior Subordinated Notes due 2006 (the "Exchange Notes") for each $1,000 in principal amount of outstanding 9 7/8% Series C Senior Subordinated Notes due 2006, up to an aggregate of $55,000,000, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"). The Exchange Notes are being issued pursuant to an Indenture, dated as of December 18, 1998, in the form filed as an Exhibit to the Registration Statement (the "Indenture").

     As such counsel, we have examined (i) certain corporate records of the Company, including its Certificate of Incorporation, as amended, its Bylaws, stock records and minutes of meetings of its stockholders and Board of Directors; (ii) a Certificate of the Secretary of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Exchange Notes, when issued under the circumstances contemplated in the Indenture, (a) will have been duly and validly issued by the Company, with all requisite authority and action; and (b) will be the legal, valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                              Very truly yours,



                                              HUTCHINS, WHEELER & DITTMAR
                                              A Professional Corporation